FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT


     THIS FIRST AMENDMENT is made as of the 23rd day of February, 2001, by and among Microtek Medical, Inc., a Delaware corporation ("Purchaser"), Deka Medical, Inc., a Florida corporation ("Seller"), and the stockholders of Seller set forth on the signature page of this Amendment (collectively, the "Stockholders").

                              W I T N E S S E T H:

     WHEREAS, Purchaser, Seller and Stockholders entered into that certain Asset Purchase Agreement dated as of February 9, 2001 (the "Purchase Agreement"); and

     WHEREAS, in connection with recording the Clean-Op Closing, the parties have agreed that the Clean-Op Closing shall be effective for accounting purposes at 11:59 p.m. on February 2, 2001.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. Defined Terms. Initially capitalized terms used in this Amendment which are not otherwise defined in this Amendment are used with the same meaning ascribed to them in the Purchase Agreement.

     2. Amendment. Section 1.3 of the Purchase Agreement is amended by changing the date "February 9, 2001" appearing therein to "February 2, 2001".

     3. Miscellaneous. Except as modified and amended hereby, the parties hereto adopt and ratify the Purchase Agreement without further modification or amendment. This Amendment may be executed in any one or more counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

                            PURCHASER:

                            MICROTEK MEDICAL, INC.

                            By:____________________________________
                            Title: ________________________________


                            SELLER:

                            DEKA MEDICAL, INC.

                            By:____________________________________
                            Title:_________________________________


                    [Signatures continued on following page]


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                            STOCKHOLDERS:

                            _____________________________________
                            Kimber L. Vought

                            _____________________________________
                            Dagoberto T. Capote


                            PNC Capital Corp.

                            By: _________________________________
                            Name: _______________________________
                            Title: ______________________________

                            South Atlantic Private Equity Fund IV,
                            Limited Partnership

                            By: _________________________________
                            Name: _______________________________
                            Title: ______________________________


                            South Atlantic Private Equity Fund
                            IV (QP), Limited Partnership

                            By:__________________________________
                            Name: _______________________________
                            Title: ______________________________


                            Kitty Hawk Capital Limited Partnership, III

                            By: Kitty Hawk Partners Limited
                                Partnership, III, the General Partner

                            By: __________________________________
                                Walter H. Wilkinson, Jr., General Partner


                            Wood Street Partners II

                            By: __________________________________
                            Name: ________________________________
                            Title: _______________________________

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